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                                                                    EXHIBIT 4.23

                                                                  EXECUTION COPY

                       SECOND AMENDMENT TO LOAN AGREEMENT

          THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as
                                                         ---------
of November 12, 2001, is by and among Steelcase SAS, a Societe par Actions Simplifiee organized and existing under the laws of the Republic of France (the "Borrower"), Steelcase Inc., a Michigan corporation (the "Guarantor"), and
 --------                                                 ---------
Societe Generale, a bank organized and existing under the laws of the Republic of France, acting through its Chicago Branch (the "Lender").
                                                   ------

          WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Loan Agreement dated as of April 9, 1999, as amended by that certain First Amendment to Loan Agreement dated as of June 15, 2001 (as further amended hereby and from time to time hereafter amended, restated, supplemented or otherwise modified and in effect, the "Loan Agreement"), pursuant to which
                                          --------------
the Lender has made certain loans to the Borrower; and

          WHEREAS, the Borrower and the Guarantor have requested that the Lender amend certain provisions of the Loan Agreement, and the Lender is willing to so amend the Loan Agreement pursuant to the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

          1.   Defined Terms. Capitalized terms used but not defined herein
               -------------
shall have the meanings ascribed to such terms in the Loan Agreement.

          2.   Amendment of Loan Agreement. The Loan Agreement is hereby amended
               ---------------------------
as follows:


               (a)  Section 1.51. Section 1.51 is hereby deleted in its entirety
                    ------------
and the following is substituted in lieu thereof:

               "1.51 'Net Worth' means, at any time, minority interests,
                      ---------
               preferred stock and common stock and other equity, as shown on the consolidated balance sheet of the Guarantor and its Subsidiaries for the then most recently completed fiscal quarter of the Guarantor; provided that there shall be excluded from the
                                 --------
               calculation of Net Worth (i) any unrealized gains or losses (net of taxes) on securities available for sale and (ii) non-recurring non-cash charges attributable to the implementation of SFAS 142 not in excess of $150,000,000 in the aggregate for any fiscal year."

               (b)  Section 10.2.1.  Section 10.2.1 is hereby deleted in its
                    --------------
entirety and the following is substituted in lieu thereof:


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               "10.2.1  Minimum Net Worth. The Guarantor will not permit at any
                        -----------------
               time Net Worth to be less than the difference between (a) the sum of (i) Net Worth as of February 25, 2000, plus (ii) 25% of Net
                                                         ----
               Income (if a positive number) from February 25, 2000 to the then most recent fiscal year end or fiscal second quarter end, plus
                                                                         ----
               (iii) all Additions to Capital from February 25, 2000 to the then most recent fiscal year end or fiscal second quarter end, and (b) $150,000,000."

          3.   Representations and Warranties. In order to induce the Lender to
               ------------------------------
enter into this Amendment, each of the Borrower and the hereby represents and warrants to the Lender that:

               (a)  Power; Authority. It is validly existing in the jurisdiction
                    ----------------
in which it has been organized; it has the power and authority to enter into this Amendment; and this Amendment constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms.

               (b)  No Default. After giving effect to this Amendment, no Event
                    ----------
of Default shall have occurred and be continuing.

          4.   Ratification. Each of the Guaranty and, except as specifically
               ------------
amended hereby, the Loan Agreement shall remain unchanged and continue in full force and effect and the Borrower and the Guarantor hereby ratify and confirm such Loan Agreement. After the execution of this Amendment by all parties, any references to the "Loan Agreement" or the "Agreement" in the Loan Agreement, the Note, the Guaranty, the Participation Agreement or any other document in connection therewith shall be to the Loan Agreement, as amended hereby.

          5.   Miscellaneous.
               -------------

               (a)  Successors and Assigns. This Amendment shall be binding upon
                    ----------------------
and shall be enforceable by the Borrower, the Lender and their respective permitted successors and assigns; provided that the Borrower shall have no right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

               (b)  Entire Agreement. This Amendment and all documents referred
                    ----------------
to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this Amendment.

               (d)  Headings. Section headings in this Amendment are included
                    --------
herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               (e)  Severability. Wherever possible, each provision of this
                    ------------
Amendment shall be interpreted in such a manner as to be effective and valid under applicable

                                       -2-

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law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

               (g)  Counterparts. This Amendment may be executed in any number
                    -------------
of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [signature page follows]

                                       -3-

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          IN WITNESS WHEREOF, this Second Amendment to Loan Agreement has been duly executed as of the date first written above.


                                        STEELCASE SAS,
                                        as Borrower

                                        By:     /s/ Yvan Stehly
                                               ---------------------------------

                                        Name:   Stehly Yvan
                                               ---------------------------------

                                        Title:  President
                                               ---------------------------------



                                        STEELCASE INC.,
                                        as Guarantor

                                        By:     /s/ Gary P. Malburg
                                               ---------------------------------

                                        Name:   Gary P. Malburg
                                               ---------------------------------

                                        Title:  Vice President & Treasurer
                                               ---------------------------------



                                        SOCIETE GENERALE,
                                        as Lender

                                        By:     /s/ II -
                                               ---------------------------------

                                        Name:   Eric E.O.Siebert Jr.
                                               ---------------------------------

                                        Title:  Director
                                               ---------------------------------

                      [Second Amendment to Loan Agreement]